Exhibit 99.1

Advent Technologies Announces New Chief Financial Officer

Kevin Brackman to join the company on July 2, 2021

Boston, MA – July 2, 2021 – Advent Technologies Holdings, Inc. (NASDAQ: ADN) (“Advent“ or the “Company”), an innovation-driven leader in the fuel cell and hydrogen technology space, today announced that Kevin Brackman will be joining the Company as its new Chief Financial Officer. He will report to Advent Chairman and CEO Dr. Vasilis Gregoriou.

Mr. Brackman is a highly experienced executive who most recently served as CFO of Myers Industries, a publicly traded corporation with internationally located manufacturing and sales operations in the polymer production sector. Before his promotion to CFO in 2018, he served as Myers’ chief accounting officer and corporate controller. Prior to joining Myers, Mr. Brackman was director of financial planning and analysis, financial reporting and technical accounting at Ingersoll-Rand and previously excelled in a variety of positions at Chiquita Brands International, including assistant corporate controller and controller - North American operations. He is experienced leading in the public company environment and has a track record of developing and improving internal controls and reporting systems across all levels of an organization.

Mr. Brackman stated “I am excited by the opportunity at Advent and look forward to supporting the Company through the integration of its targeted acquisitions of Serenergy and fischer eco solutions. I plan to leverage the experience I’ve gained over nearly thirty years in accounting and financial reporting to help the Company in its mission to decarbonize the planet through Advent’s innovative fuel cell technology.”

Dr. Vasilis Gregoriou, Advent’s Chairman and CEO, said, “Kevin’s strong background in finance and accounting will be an asset to Advent and he has the expertise to help the Company reach the next stage in its growth. He has a demonstrated history of success, and I am pleased that he has decided to join us in our objective of providing green power across all energy sectors.”

Mr. Brackman replaces Bill Hunter, who had served as CFO of Advent following its merger in February 2021 with AMCI Acquisition Corp., where he was Chief Executive Officer. Mr. Hunter left Advent to pursue other interests and continue his existing board work.

“Bill’s efforts were instrumental in Advent making its debut on the public markets, and everyone at the Company wishes him the best of luck in his future endeavors,” said Dr. Gregoriou.

Bill Hunter stated “I am very proud of the work that the Advent team has done to make the business combination with AMCI Acquisition Corp a success. With groundbreaking technology and the leadership of Dr. Gregoriou and his team, the future is very bright for the Company going forward.”

About Advent Technologies Holdings, Inc.

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles critical components for fuel cells and advanced energy systems in the renewable energy sector. Advent is headquartered in Boston, Massachusetts, with offices in the San Francisco Bay Area and Europe. With 120-plus patents issued (or pending) for its fuel cell technology, Advent holds the IP for next-generation high-temperature proton exchange membranes (HT-PEM) that enable various fuels to function at high temperatures under extreme conditions – offering a flexible “Any Fuel. Anywhere.” option for the automotive, maritime, aviation, and power generation sectors. For more information, visit www.advent.energy.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to realize the benefits from the business combination; the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance our corporate reputation and brand; expectations concerning our relationships and actions with our technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading “Risk Factors” in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 20, 2021, as well as the other information we file with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts

Advent Technologies Holdings, Inc.

Elisabeth Maragoula

emaragoula@advent.energy

Sloane & Company

James Goldfarb / Emily Mohr

jgoldfarb@sloanepr.com / emohr@sloanepr.com

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